UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 April 13, 2006
                Date of Report (date of earliest event reported)


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                     000-23889                 76-0553110
(State of Incorporation)       (Commission File Number)     (I.R.S. Employer
                                                          Identification Number)

           6160 Stoneridge Mall Road, Suite 250, Pleasanton, CA 94588
               (Address of principal executive offices) (Zip Code)

                                 (925) 251-0000
              (Registrant's Telephone Number, Including Area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01   Completion of Acquisition or Disposition of Assets

      On April 13, 2006, the Registrant ("BrightStar" or the "Company") completed the acquisition of all of the assets and business of Neulogic Media, LLC, an Ohio-based company ("Neulogic"), pursuant to the Purchase of Assets and Sale Agreement, dated as of October 31, 2005, as amended by the Addendum to the Purchase of Assets and Sale Agreement, dated as of March 30, 2006 between the Company and Nuelogic, Inc. (collectively, the "Asset Agreement"). Prior to the acquisition, Neulogic was in the business of providing e-communication solutions and content management systems to clients in the not-for-profit sector. Neulogic's assets primarily consisted of intangible assets, including web-based software products and implementing services, such as the NeuanceTM solution, that provides e-communication delivery ranging from secure intranets and extranets to a complete web presence (including targeted eMarketing), the intellectual and proprietary rights related thereto, and Neulogic's rights under contracts and license agreements with various community foundations.

      As consideration for the asset and business acquisition, BrightStar paid an aggregate of $1.8 million in cash and issued 139,000,000 shares of BrightStar common stock, par value $.001 per share ("BrightStar Stock"), to the principals of Neulogic in accordance with the Asset Agreement. The shares so issued constitute approximately 20% of the total outstanding shares of BrightStar Stock on a fully diluted basis. In connection with the Neulogic acquisition, the Company borrowed $1,800,000 from Stellar McKim LLC, which owns 94.7% of the outstanding voting power of the Company. The loan was evidenced by a Promissory Note, dated as of January 4, 2006, and is payable on January 4, 2009. Interest on the outstanding balance of the note accrues at the rate of 9% per annum and is payable annually commencing on the first anniversary of the date of the note. All amounts due under the note are payable, at the option of the Company, in cash or in shares of BrightStar Stock. In the event that we elect to pay amounts due under the note in shares of BrightStar Stock, the shares shall be valued at the average trading price of our common stock for the 20 days immediately preceding the date of payment. All of the proceeds of the loan were paid to the principals of Neulogic.

      The Company reported the entry into the Asset Agreement on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on November 4, 2005.

Item 9.01   Financial Statements and Exhibits

      The Company plans to file an amendment to this initial Current Report on Form 8-K with the SEC to include the financial statements required to be filed under this Item 9.01 no later than 71 calendar days after the date this initial Current Report on Form 8-K must be filed as required under Item 9.01.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

Date: April 14, 2006.

                                          BY: /s/ John Coogan
                                              ---------------
                                              John Coogan
                                              Chief Financial Officer